Exhibit 23.7


                              ACCOUNTANTS' CONSENT


         We consent to the use of our report incorporated by reference into the Registration Statement on Form S-3 of MeriStar Hospitality Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.


Little Silver, New Jersey               /s/ Pinsker, Goldberg, Ivanicki & Apuzzo
October 27, 1998



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